Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-113674) and related prospectus and to the incorporation by reference therein of our report dated May 6, 2004, with respect to the consolidated financial statements of Tower Technology Pty Ltd. for the year ended June 30, 2003, included in Vignette Corporation’s Current Report on Form 8-K/A dated May 17, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

May 19, 2004